      As filed with the Securities and Exchange Commission on July 20, 1998

                                                Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                    Form S-8

             Registration Statement Under The Securities Act of 1933

                              --------------------

                            GEORGIA GULF CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware

         (State or other jurisdiction of incorporation or organization)
                                   58-1563799

                      (I.R.S. Employer Identification No.)

                          400 Perimeter Center Terrace

                                    Suite 595

                             Atlanta, Georgia 30346

               (Address of principal executive offices) (zip code)

                              --------------------

                            Georgia Gulf Corporation
                   1998 Equity and Performance Incentive Plan

                            (Full title of the plan)

                              --------------------

                                Edward A. Schmitt

                            Georgia Gulf Corporation
                          400 Perimeter Center Terrace
                                    Suite 595
                             Atlanta, Georgia 30346
                     (Name and address of agent for service)

                              --------------------

                                 (770) 395-4500
          (Telephone number, including area code, of agent for service)

                              --------------------

                                  WITH COPY TO:

                                Lisa A. Stater, Esq.
                                Jones, Day, Reavis & Pogue
                                3500 SunTrust Plaza
                                303 Peachtree Street, N.E.
                                Atlanta, Georgia  30308-3242
                                (404) 521-3939

                         Exhibit Index Appears on Page 9



                                Page 1 of 9 Pages

                         Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                                 Proposed maxi-          Proposed maxi-
Title of securities    Amount to be              mum offering price      mum aggregate            Amount of
to be registered       registered                per share               offering price           registration fee
---------------------  ------------------------- ----------------------- -----------------------  ----------------------

Common Stock,            440,000 shares (1)       $  35.25 (1)           $ 15,510,000 (1)         $ 4,575.45 (2)
$.01 par value         1,540,000 shares (1)       $22.65625(1)           $ 34,890,625 (1)         $10,292.73 (2)
                       -----------------           --------               -----------              ---------
                       2,000,000 shares                                                           $14,868.18 (2)
                                                                                                   ---------
  Total
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price for 440,000 shares currently subject to outstanding options is based upon the exercise price of such options of $35.25 per share. Because the offering price of the remaining 1,540,000 shares not subject to outstanding options is not currently known, it is based upon the average of the reported high and low sales prices of a share of the Registrant's Common Stock on the New York Stock Exchange on July 16, 1998 of $22.65625 per share. Also includes an indeterminate number of shares that may be issued pursuant to the antidilution provision of the 1998 Equity and Performance Incentive Plan, which is attached hereto as an exhibit, as to which no fee is required.

(2) The registration fee of $14,868.18 is calculated by adding (i)
$4,575.45, the product obtained by multiplying $15,510,000, the proposed maximum aggregate offering price for the 440,000 shares currently subject to outstanding options, by .000295, and (ii) $10,292.73, the product obtained by multiplying $34,890,625, the proposed maximum aggregate offering price for the 1,540,000 shares not subject to outstanding options, by .000295.

                                Page 2 of 9 Pages

                                EXPLANATORY NOTE
                                ----------------

In accordance with the Note to Part I of Form S-8, the information specified by
Part I has been omitted from this Registration Statement.


                                Page 3 of 9 Pages

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         Georgia Gulf Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

(b) All other reports filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since December 31, 1997.

(c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A declared effective by the Commission on May 15, 1990, as amended, and the description of the related Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 11, 1990, as amended.

    All documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.
         -------------------------

Inapplicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

Inapplicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

    Article XIII of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

    The Company's Bylaws (Article XIII) provide that the Company shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlementactually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not


                                Page 4 of 9 Pages
opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of such court shall deem proper.

    Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

    The Company maintains several directors and officers liability policies which, subject to the terms and exclusions of the policies, cover any claim or claims made during the period the policies are in force, against all persons who were, now are or shall be duly elected directors or officers of the Company for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such persons insured while acting in their individual or collective capacities, on any matter, nor excluded by the terms and conditions of the policies, claimed against them solely by reason of their being directors or officers of the Company. The limit of liability under the policies is $50 million per policy year.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

Inapplicable.


                                Page 5 of 9 Pages

Item 8.  Exhibits.
         --------

Exhibit
Number                                              Description
-------                                             -----------

Included in Part II of the Registration Statement:

4        Georgia Gulf Corporation 1998 Equity and Performance Incentive Plan
5        Opinion of Counsel re: legality
23(a)    Consent of Counsel (contained in Exhibit 5)
23(b)    Consent of independent public accountants
24       Power of Attorney (included in signature page)


Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(d) The undersigned registrant undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                Page 6 of 9 Pages

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 20th day of July, 1998.

                                        GEORGIA GULF CORPORATION


                                       By:/s/  Edward A. Schmitt
                                          ------------------------------------
                                          Edward A. Schmitt
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward A. Schmitt and Richard B. Marchese, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


            Signature                               Title                                   Date
            ---------                               -----                                   ----

    /s/  Edward A. Schmitt            President, Chief Executive Officer               July 20, 1998
----------------------------------    and Director
             Edward A. Schmitt        (Principal Executive Officer)


   /s/   Richard B. Marchese          Vice President - Finance, Chief                  July 20, 1998
----------------------------------         Financial Officer and Treasurer
             Richard B. Marchese           (Principal Financial and
                                           Accounting Officer)


    /s/  James R. Kuse                Chairman of the Board and Director               July 20, 1998
----------------------------------
             James R. Kuse


                                Page 7 of 9 Pages



                 Signature                                    Title                                 Date
                 ---------                                    -----                                 ----


   /s/  John D. Bryan                                       Director                        July 20, 1998
----------------------------------
             John D. Bryan


                                                            Director
----------------------------------
             Dennis M. Chorba


  /s/ Alfred C. Eckert III                                  Director                        July 20, 1998
----------------------------------
             Alfred C. Eckert III


                                                            Director
----------------------------------
             Robert E. Flowerree


   /s/ Jerry R. Satrum                                      Director                        July 20, 1998
----------------------------------
             Jerry R. Satrum


    /s/ Edward S. Smith                                     Director                        July 20, 1998
----------------------------------
             Edward S. Smith


                                Page 8 of 9 Pages

                                  EXHIBIT INDEX


Exhibit                                                                                                      Page
Number                                                Description                                           Number
-------                                               -----------                                           ------

Included in Part II of the Registration Statement:

4               Georgia Gulf Corporation 1998 Equity and Performance Incentive Plan

5               Opinion of Counsel re: legality

23(a)           Consent of Counsel (contained in Exhibit 5)

23(b)           Consent of independent public accountants

24              Power of Attorney (included in signature page)


                                Page 9 of 9 Pages